Exhibit 24


                         POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew L. Farkas, Ronald Uretta and John F. Jacques, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Insignia Financial Group, Inc., and any or all amendments (including post-effective amendments) thereto, relating to the offering of shares of its Class A Common Stock, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.


                                                  /s/ John F. Jacques
Andrew L. Farkas                                  John F. Jacques


/s/ Ronald Uretta                                 /s/ Robert G. Koen
Ronald Uretta                                     Robert G. Koen


                                                  /s/ Buck Mickel
Robin L. Farkas                                   Buck Mickel


                                                  /s/ Robert J. Denison
Merril M. Halpern                                 Robert J. Denison


/s/ Michael I. Lipstein
Michael I. Lipstein